Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of ActivCard Corp. (the Company) of our report dated March 15, 2004, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2003.

Deloitte & Touche LLP

San Jose, California

July 9, 2004